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EXHIBIT NO. 11


                        ROTARY POWER INTERNATIONAL, INC.
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

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                                                             Twelve Months Ended December 31,
                                                            ---------------------------------
BASIC                                                           1999                  1998
                                                            -----------           -----------
Shares outstanding, beginning of period                       6,112,855             5,968,516

Weighted average number of shares issued,  retired
and issuable share equivalents                                   66,667               (72,170)

Weighted  average  number  of  common  and  common
equivalent shares outstanding                                 6,179,522             6,040,686
                                                            -----------           -----------
                                                            -----------           -----------

Net loss                                                    $  (378,326)          $(1,510,252)
                                                            -----------           -----------
                                                            -----------           -----------

Net loss per common share                                   $     (0.06)          $     (0.25)
                                                            -----------           -----------
                                                            -----------           -----------
DILUTED

Weighted  average  number  of  common  and
common equivalent shares  outstanding as
adjusted to full dilution                                     6,987,855             6,047,886
                                                            -----------           -----------
                                                            -----------           -----------

Net loss                                                    $  (378,326)          $(1,510,252)
                                                            -----------           -----------
                                                            -----------           -----------

Net loss per common share                                   $     (0.05)*         $     (0.25)*
                                                            -----------           -----------
                                                            -----------           -----------

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*    These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive